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TAX-FREE INCOME TRUST
Registration Number 811-7397

EXHIBIT INDEX

Exhibit 5: Copy of Investment Management Services Agreement between Tax-Free Income Trust, on behalf of Tax-Free High Yield Portfolio, and American Express Financial Corporation, dated May 13, 1996.


Exhibit 8: Copy of Custodian Agreement between Tax-Free Income Trust, on behalf of Tax-Free High Yield Portfolio, and First Bank National Association, dated May 13, 1996.

Exhibit 9(a): Copy of Transfer Agency and Administrative Services Agreement between Tax-Free Income Trust, on behalf of Tax-Free High Yield Portfolio, and American Express Financial Corporation, dated May 13, 1996.

Exhibit 9(b): Copy of Placement Agent Agreement between Tax-Free Income Trust, on behalf of Tax-Free High Yield
                  Portfolio, and American Express Financial Advisors Inc., dated May 13, 1996.


Exhibit 9(c): Copy of Conversion Agreement by IDS High Yield Tax-Exempt Fund, Inc., dated May 13, 1996.

Exhibit 13:       Copy of Subscription Agreement between Tax-Free
                  Income Trust and Strategist Tax-Free Income Fund, Inc. dated April 16, 1996.

Exhibit 17:       Financial Data Schedules.

Exhibit 19(a): Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 8, 1997.